As filed with the Securities and Exchange Commission on December 2, 2014
Registration No. 333-_________
==========================================================================
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
____________________

Delaware (State or other jurisdiction of incorporation or organization)	46-1160142 (I.R.S. Employer Identification No.)
____________________

1555 Bayshore Highway, Suite 200
Burlingame, California 94010
(Address, including zip code, of principal executive offices)
____________________

Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan
(Full title of the plan)
____________________

Richard Chin, M.D.
President and Chief Executive Officer
Kindred Biosciences, Inc.
1555 Bayshore Highway, Suite 200
Burlingame, California 94010
(650) 701-7901
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Marc L. Brown
TroyGould PC
1801 Century Park East
16th Floor
Los Angeles, California 90067
Telephone: (310) 789-1269
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	200,000 shares(2)	$9.77(2)	$1,954,000.00(2)	$227.06

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the “Registration Statement”) covers, in addition to the shares of common stock specified above, an indeterminate number of additional shares of common stock that may become issuable under the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan (the "Plan") as a result of the anti-dilution adjustment provisions of the Plan regarding stock splits, stock dividends and similar transactions.

(2)
Represents shares of common stock approved for future issuance under the Plan and with respect to which the offering price is not currently known. The proposed maximum offering price per share and maximum aggregate offering price were estimated, solely for purposes of calculating the amount of the registration fee, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based upon a price of $9.77, which is the average of the high and low prices of the common stock reported on The Nasdaq Capital Market on November 26, 2014.

==========================================================================

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.*
Item 2.    Registrant Information and Employee Plan Annual Information.*
_____________

*
The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to participants in the Plan as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents previously filed by Kindred Biosciences, Inc. (the "Registrant") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 14, 2014, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on March 17, 2014 and Amendment No. 2 on Form 10-K/A filed with the Commission on April 24, 2014;

(b)
The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the Commission on May 14, 2014, August 13, 2014 and November 13, 2014, respectively;

(c)
The Registrant’s Current Reports on Form 8-K filed with the Commission on March 10, 2014, March 18, 2014, April 3, 2014, May 12, 2014, August 13, 2014, August 20, 2014, September 3, 2014, September 24, 2014 and November 13, 2014, respectively; and

(d)
The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed with the Commission on December 6, 2013, and any amendment or report subsequently filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.
Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with Commission rules under the Exchange Act shall be deemed to be incorporated by reference into this Registration Statement. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is deemed to be incorporated by reference into this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.     Interests of Named Experts and Counsel.
TroyGould PC, Los Angeles, California, has issued an opinion about the validity of the shares of common stock offered by this Registration Statement. As of December 1, 2014, TroyGould PC and certain of its attorneys beneficially owned, in the aggregate, less than one percent of the outstanding shares of the Registrant’s common stock.
Item 6.    Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the Delaware General Corporation Law provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

The Registrant’s amended and restated bylaws provide for indemnification of the Registrant’s officers and directors to the fullest extent permitted by the Delaware General Corporation Law.
The Registrant has entered into indemnification agreements with its directors and officers in which the Registrant has agreed to indemnify its directors and officers against certain expenses, judgments, fines, settlements and other amounts that are incurred by them in connection with the defense or settlement of certain proceedings. In addition, the Registrant maintains insurance policies on behalf of its officers and directors that insure them against liability incurred in such capacities or arising out of such status.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Kindred Biosciences, Inc. (previously filed by the Registrant with the Commission on December 17, 2013 as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, and incorporated herein by reference).

4.2
Amended and Restated Bylaws of Kindred Biosciences, Inc. (previously filed by the Registrant with the Commission on December 17, 2013 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, and incorporated herein by reference).

4.3
Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan (previously filed by the Registrant with the Commission on October 14, 2014 as Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A, and incorporated herein by reference).

5.1	Opinion of TroyGould PC (filed with this Registration Statement).
23.1	Consent of KMJ Corbin & Company LLP (filed with this Registration Statement).
23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
Item 9.    Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on December 2, 2014.

KINDRED BIOSCIENCES, INC. By: /s/ Richard Chin Richard Chin, M.D. President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Richard Chin, M.D. as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 2, 2014.

Signature	Title

/s/ Richard Chin	President, Chief Executive Officer and Director
Richard Chin, M.D.	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Ernest Mario	Director
Ernest Mario, Ph.D.

/s/ Ervin Veszprémi	Director
Ervin Veszprémi

/s/ Raymond Townsend	Director
Raymond Townsend, Pharm.D.

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Kindred Biosciences, Inc. (previously filed by the Registrant with the Commission on December 17, 2013 as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, and incorporated herein by reference).

4.2
Amended and Restated Bylaws of Kindred Biosciences, Inc. (previously filed by the Registrant with the Commission on December 17, 2013 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, and incorporated herein by reference).

4.3
Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan (previously filed by the Registrant with the Commission on October 14, 2014 as Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A, and incorporated herein by reference).

5.1	Opinion of TroyGould PC (filed with this Registration Statement).
23.1	Consent of KMJ Corbin & Company LLP (filed with this Registration Statement).
23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).